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                                                                                                        EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                                             MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                   SEPTEMBER 26, 2003                    SEPTEMBER 27, 2002
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                        CAPITAL TRUST II   FUNDING II, L.P.      CAPITAL TRUST II   FUNDING II, L.P.
                                         ---------------    ---------------       ---------------    ---------------
Earnings                                    $  6,186           $  7,215              $  6,186           $  7,220
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $     -

Preferred securities distribution
  requirements                                 6,000              6,186                 6,000              6,186
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  6,000           $  6,186              $  6,000           $  6,186
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



                                               FOR THE NINE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                   SEPTEMBER 26, 2003                     SEPTEMBER 27, 2002
                                         ----------------------------------       ----------------------------------
                                          MERRILL LYNCH      MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED          PREFERRED             PREFERRED          PREFERRED
                                        CAPITAL TRUST II   FUNDING II, L.P.      CAPITAL TRUST II   FUNDING II, L.P.
                                         ---------------    ---------------       ---------------    ---------------
Earnings                                    $ 18,557           $ 21,648              $ 18,557           $ 21,678
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $     -

Preferred securities distribution
  requirements                                18,000             18,557                18,000             18,557
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 18,000           $ 18,557              $ 18,000           $ 18,557
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17


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